EXHIBIT 99.h.1


                                 EXHIBIT (h.1.)
           Amended Exhibit 1 of Transfer Agency and Services Agreement

                                     AMENDED
                                    EXHIBIT 1
                               LIST OF PORTFOLIOS
                               ------------------

Dated as of December 15, 2003

Sit International Growth Fund (Series A)

Sit Balanced Fund (Series B)

Sit Developing Markets Growth Fund (Series C)

Sit Small Cap Growth Fund (Series D)

Sit Science and Technology Growth Fund (Series E)

Sit Dividend Growth Fund (Series G)


IN WITNESS WHEREOF, the Transfer Agent and Sit Mutual Funds Inc. have caused this Amended Exhibit 1 to the Transfer Agency and Services Agreement dated as of December 15, 1995 between the Transfer Agent and Sit Mutual Funds Inc. to be executed as of December 15, 2003.


                                            SIT MUTUAL FUNDS, INC.


                                            By:
                                              ----------------------------------

                                            Name:  G. Todd Berkley
                                            Title: Chief Operating Officer


                                            PFPC, INC.


                                            By:
                                               ---------------------------------

                                            Title: Executive Vice President








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